UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2009
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34166	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

    See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On April 23, 2009, SunPower Corporation issued the press release attached as Exhibit 99.1 hereto announcing its results of operations for the first quarter of 2009.

The information contained in Item 2.02 and Item 9.01 of this report on Form 8-K and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 17, 2009, SunPower Corporation (“SunPower”) and Union Bank, N.A. (“Union Bank”) entered into a loan agreement under which SunPower borrowed $30.0 million for three years at an interest rate of LIBOR plus 2%.  Beginning in the second year, the loan is to be repaid in eight equal quarterly installments commencing June 30, 2010.  Unless and until SunPower has granted to Union Bank a security interest in cash collateral not less than 105% of the outstanding principal amount of the loan, SunPower will maintain a depository account with Union Bank holding a predetermined amount of funds.  During the first year of the loan, such account is required to hold at all times a balance equal to the aggregate sum of $10.0 million plus interest due and payable during the following 12 months, calculated monthly on a rolling basis.  During the second and third years of the loan, such account is required to hold at all times a balance equal to the aggregate payments due and payable with respect to principal and interest during the following 12 months, calculated monthly on a rolling basis.  In connection with the loan agreement, SunPower entered into a security agreement with Union Bank, which will grant a security interest in the deposit account in favor of Union Bank on April 1, 2010 if, prior to then, all of SunPower’s 0.75% Senior Convertible Debentures due 2027 have not been converted or exchanged in a manner satisfactory to Union Bank.  SunPower North America, LLC and SunPower Corporation, Systems, both wholly-owned subsidiaries of SunPower, have each guaranteed up to $30.0 million of SunPower's obligations under the loan agreement.  The agreements include certain representations, covenants, and events of default customary for financing transactions of this type.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: April 23, 2009	By: /s/ DENNIS V. ARRIOLA
Name: Dennis V. Arriola
Title: Senior Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated April 23, 2009